(Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CERo Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	2024 Equity Incentive Plan Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	28,017,981	(3)	$4,604,755.18	(2)	$		0.00015310	$704.99
Fees to Be Paid	Equity	2024 Employee Stock Purchase Plan Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	509,925	(4)	$71,235.25	(6)	$		0.00015310	$10.91
Fees to Be Paid	Equity	2016 Equity Incentive Plan Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	782,499	(6)	$128,603.71	(2)	$		0.00015310	$19.69
	Total Offering Amounts								$4,804,594.14		$735.58
	Total Fee Offsets										—
	Net Fee Due										$735.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of CERo Therapeutics Holdings, Inc. (the “Registrant”) that become issuable under the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan, as amended (the “2024 EIP”), the CERo Therapeutics Holdings, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) and the Common Stock which may become issuable under the CERo Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 EIP”), which was assumed by the Registrant in connection with the business combination of the Registrant, Phoenix Biotech Acquisition Corp., PBCE Merger Sub, Inc. and CERo Therapeutics, Inc. (the “Business Combination”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq Global Market (“Nasdaq”) on December 4, 2024. This calculation is in accordance with Rule 457(c) and 457 (h) of the Securities Act.

(3)	Represents 28,017,981 shares of Common Stock initially reserved for issuance under the 2024 EIP. The 2024 EIP provides that the number of shares of Common Stock reserved and available for issuance under the 2024 EIP shall be cumulatively increased on January 1 of each year by (i) five percent (5%) of the number of shares of the fully diluted Common Stock on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the administrator of the 2024 EIP.

(4)	Represents 509,925 shares of Common Stock initially reserved for issuance under the 2024 ESPP. The 2024 ESPP provides that the number of shares of common stock reserved and available for issuance under the 2024 ESPP shall be cumulatively increased on January 1 of each year. The number of shares of common stock increased each year will be equal to the least of: (i) one percent (1%) of the number of fully-diluted shares of Common Stock on the immediately preceding December 31, (ii) 1,019,850 shares of Common Stock or (iii) such number of shares of Common Stock as determined by the administrator of the 2024 ESPP.

(5)	Represents 782,499 shares of Common Stock reserved for issuance under the 2016 EIP assumed in the Business Combination. No further grants will be made under the 2016 EIP.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on 85% of $0.1397, the average of the high and low sale prices of the common stock as reported on Nasdaq on December 4, 2024 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission). Pursuant to the 2024 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the offering date or on the purchase date, whichever is less.